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                                                                    EXHIBIT 10.4

June 28, 2000

Industrialex Manufacturing Corp.
63-A S. Pratt Parkway
Longmont, CO 80501

Attention:        Ahmad Akrami

Dear Sirs:

Re:   Engagement Agreement -
      Bolder Venture Partners ("BVP") and Industrialex Manufacturing Corp. ("Industrialex")

We write further to the December 28, 1999 agreement (the "Engagement Agreement") made between BVP and Industrialex and to record the following amendment to that agreement. Specifically, paragraph 3 of the Engagement Agreement shall be deleted in its entirety and replaced with the following:

"3. In partial consideration of BVP's services, Industrialex will issue BVP warrants (the "Warrants") to purchase 960,000 shares exercisable for a period of five years from the date hereof, which will vest in three tranches, subject to performance by BVP, as follows:

     o 400,000 of the Warrants will be exercisable upon execution by Industrialex of this Agreement, at a price of US$0.25 per share;

     o 360,000 of the Warrants will be exercisable upon completion of the Initial Placement, at a price per share equal to the private placement price (estimated to be US$1.00 per share);

     o 200,000 of the Warrants will be exercisable upon completion of the IPO, at a price per Share equal to the IPO price (estimated to be US$1.00 per share);

     The Warrants and any shares issued upon their exercise will have the customary anti-dilution protection and demand and piggback registration rights, which will be set out in the Warrant certificates. If all of the Shares of Industrialex are purchased by a third party, unaffiliated to Industrialex, its shareholders, officers or directors, prior to the vesting of all of the Warrants in accordance with the foregoing schedule, BVP will have no entitlement to exercise any Warrants which have not vested at the time of completion of that transaction."



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Please confirm our agreement set forth above by indicating, in the space indicated below, and returning to us the enclosed copy of this letter.

Sincerely yours,

BOLDER VENTURE PARTNERS LLC

Per:

/s/ Daryl Yurek
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Authorized Signatory



Accepted and agreed to as per the terms set forth above this 6th day of July, 2000.

Industrialex Manufacturing Corp.

Per:

/s/ Ahmad Akrami
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Authorized Signatory


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